EXHIBIT 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Korea Electric Power Corporation (“KEPCO”) on Form F-3 (No. 33-99550 and No. 333-9180) of our report dated March 6, 2006 of Korea Southern Power Co., Ltd., appearing in the Annual Report on KEPCO’s Form 20-F for the year ended December 31, 2005.

/s/ Deloitte Anjin LLC

Seoul, Korea

June 27, 2006

E-9